Exhibit 10.2




    SUMMARY OF PERFORMANCE OBJECTIVES APPLICABLE TO PERFORMANCE OPTION GRANT



FINANCIAL                                                              WEIGHTING

|X|  Meet NASDAQ requirement = $1 million operating profit
     FY05                                                                   15%

|X|  Generate specified levels of cash from operations                      15%

|X|  Generate minimum levels of EPS (basic shares)                          30%


FUNCTIONAL

|X|  Define and implement specified corporate alliance programs             10%

|X|  Achieve specific design wins                                           10%

|X|  Plan and implement specified strategies                                10%

|X|  Final definition, schedule, resources plan, and start
     implementation of specific products                                    10%